UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 8, 2017

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

Success Entertainment Group International, Inc., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K an event which, although not specifically called for by Form 8-K, they wish to disclose, considering it to be a matter of importance to the company and its shareholders. On August 22, 2017, the Company appointed V Stock Transfer, LLC as its new stock transfer agent, replacing its former transfer agent, Globex Transfer, LLC.

This move is made in order to enhance the Company’s transfer agent relationship, as SEGN plans to embark on various investor relations related activities in the coming months with the objective of increasing the Company’s trading volume and visibility amongst the investment community. The Company may also evaluate possible stock based M&A opportunities, as it also becomes more active with its capital markets and investor outreach activities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)   Shell company transactions.

Not applicable.

(d)  Exhibits

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2017	By:	/s/ Brian Kistler
Brian Kistler
President, Secretary, and Director

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